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                                                                    EXHIBIT 10.1


                           ENCORE ACQUISITION COMPANY

2000 INCENTIVE STOCK PLAN


SECTION 1.        Purpose; Definitions.

         The purpose of the Plan is to attract, motivate and retain selected employees of the Company and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

                  a. "Awards" mean grants under this Plan of Stock Options or Restricted Stock.

                  b. "Board" means the Board of Directors of the Company.

                  c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  d. "Commission" means the Securities and Exchange Commission or any successor agency.

                  e. "Committee" means the Board unless, and until, a Compensation Committee of the Board, or a subcommittee thereof, any successor thereto or such other committee or subcommittee, shall be designated by the Board to administer the Plan.

                  f. "Common Stock" or "Stock" means the $0.01 par value Common Stock of the Company.

                  g. "Company" means Encore Acquisition Company, a corporation organized under the laws of the State of Delaware, and its subsidiaries.

                  h. "Exercise Period" means the 60-day period from and after a Change in Control.

                  i. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  j. "Fair Market Value" means, as of any given date, the closing sale price of the Common Stock for such date on The New York Stock Exchange or, if no such sale price of Common Stock is reported on such date, the fair market value of the Common Stock as determined by the Committee in good faith. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock.

                  k. "Incentive Stock Option" means any Stock Option that complies with Section 422 of the Code.

                  l. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  m. "Plan" means this 2000 Incentive Stock Plan, as amended from time to time.

                  n. "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

                  o. "Restricted Stock" means an Award of shares of Common Stock pursuant to Section 5(c).

                  p. "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

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                  q. "Stock Option" means an option granted pursuant to Section
         5(a).

         In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

SECTION 2.        Administration.

         The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

         Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award.

         The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who are not subject to Section 16 of the Exchange Act.

         Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.        Eligibility.

         All directors and all full time regular employees of the Company and its subsidiaries and affiliates are eligible to be granted Awards under the Plan.

SECTION 4.        Common Stock Subject to Plan.

         The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,802,000 shares, and the maximum number of shares that can be issued to any participant is 250,000 shares. If any Award is exercised, cashed out, or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up, or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved and available for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number.

SECTION 5.        Awards.

         The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination, or in tandem with other Awards. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.


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         (a) Stock Options. (i) A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The terms of each Stock Option shall be set forth in the Award agreement. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary.

         (ii) Incentive Stock Options will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, Incentive Stock Options must have an exercise price not less than the Fair Market Value of a share of Common Stock on the date of grant, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as Incentive Stock Options. In the case of an Incentive Stock Option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant and the Incentive Stock Option must expire no later than the fifth anniversary of the date of its grant. The aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code).

         (iii) Nonqualified Stock Options will provide for the right to purchase Common Stock at a specified price which, except with respect to Nonqualified Stock Options intended to qualify as performance-based compensation under
Section 162(m) of the Code, may be less than Fair Market Value on the date of grant (but not less than 85% of fair market value) and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date.

         (b) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are Awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement (including, without limitation, a specified period of employment or the satisfaction of pre-established performance goals, when granted to executive officers). The Committee may grant Awards of Restricted Stock to such persons, in such amounts and subject to such terms and conditions as the Committee may determine in its sole discretion; provided, however that shares of Restricted Stock granted to executive officers may only vest upon the attainment of performance goals pre-established by the Committee based on one or more of the following criteria; return on equity; pre-tax or after tax income; reserve levels; revenues; return on assets; increases in
EBITDA: share price; increase in equity; debt reduction; or such other criteria as the Company's stockholders may approve. Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period. Except as provided in this subsection (b) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

SECTION 6.        Change in Control Provisions.

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, unless the Committee otherwise determines prior to such change in Control:

                  (i) All Stock Options outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

                  (ii) The restrictions and other conditions applicable to any Restricted Stock, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

                  (iii) The value of all outstanding Stock Options and Restricted Stock shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.


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         (b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b) or (5) any acquisition by a Person that owns on the date this Plan is adopted by the Board of Directors more than 20% of the outstanding capital stock of the Company at such date; or

                  (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

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         (c) Change in Control Price. "Change in Control Price" means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange at any time during the preceding 60-day period ending on the date the Change in Control occurs, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

         (d) Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

         (e) Notwithstanding the foregoing, if any right granted pursuant to this Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 6 with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

SECTION 7.        Plan Amendment and Termination.

         The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option to less than the minimum price set forth herein on the date of grant; or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan.

         Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 8.  Transferability.

         No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the participant to whom it was granted, except
(i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of a participant or (iii) that the Committee may permit transfers of Awards by gift or otherwise to a member of a participant's immediate family and/or trusts whose beneficiaries are members of the participant's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall Incentive Stock Options be transferable or assignable other than by will or by the laws of descent and distribution.

SECTION 9.  Award Agreements.

         Each Award under the Plan shall be evidenced by a written agreement that sets forth the terms, conditions, and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award Agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

SECTION 10.  Effective Date; Term.

         The Plan shall become effective as of the date of its adoption by the Board, March 8, 2001, subject to the approval by the holders of a majority of the shares of common stock then outstanding. Except as otherwise provided by the Board, no Awards shall be granted after March 8, 2011, but any Awards granted theretofore may extend beyond that date.

SECTION 11.  General Provisions.

         (a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.


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         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

         (c) Nothing contained in this Plan shall prevent the Company, a subsidiary, or an affiliate from adopting other or additional compensation arrangements for its employees.

         (d) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary, or an affiliate to terminate the employment of any employee at any time.

         (e) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

         (f) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

         (g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

         (h) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.


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